Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 24, 2005, relating to the consolidated financial statements of Mittal Steel Company N.V., appearing in the Annual Report on Form 20-F of Mittal Steel Company N.V. for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

September 28, 2005

Rotterdam, The Netherlands

/s/ Deloitte Accountants B.V.